Exhibit 16.1

Ernst & Young, LLP
2100 Ross Avenue Suite 1500
Dallas, Texas 75201

Tel: (214) 969-8000
www.ey.com

Ernst & Young Letterhead

November 19, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated November 10, 2008, and Item 4.01 of Form 8-K/A dated November 19, 2008 of ExpressJet Holdings, Inc. and are in agreement with the statements contained in the first and second paragraphs on page two therein.

/s/ Ernst & Young LLP